INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Amendment Number Two to Registration Statement No. 333-135783 of WaterPure International, Inc. on Form SB-2/A of our report dated September 25, 2006, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Carlin, Charron & Rosen, LLP

Glastonbury, Connecticut
October 10, 2006